SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 22, 2005


                           Tommy Hilfiger Corporation
             (Exact Name of Registrant as Specified in its Charter)


 British Virgin Islands            1-11226                98-0372112
----------------------             -------                ----------
 (State or other jurisdiction of (Commission File        (IRS Employer
  incorporation)                  Number)                Identification Number)

  9/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan,
                               Kowloon, Hong Kong
                    (Address of principal executive offices)

                                  852-2216-0668
                      --------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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         Tommy Hilfiger Corporation (the "Company") will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger (described below) with the Securities and Exchange Commission. Its shareholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Shareholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by the Company will be available free of charge from the Company.

         The Company and its directors and executive officers and certain other of its employees may be soliciting proxies from shareholders of the Company in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.



ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 22, 2005, in connection with the proposed merger (the "Merger") of the Company with Elmira (BVI) Unlimited, a wholly owned subsidiary of BMD Venture Capital B.V., the Board of Directors of the Company approved a retention bonus pool (the "Retention Bonus Plan") and the Tommy Hilfiger U.S.A., Inc. Severance Pay Plan (the "Severance Plan"). The objective of these plans is to retain officers and other critical employees during the period leading up to the Merger and the transition period thereafter, as applicable, and to provide an incentive to complete a successful Merger and an effective transition.

RETENTION BONUS PLAN

         Under the Retention Bonus Plan, a retention pool of up to $12 million may be established by the Company. Executive officers of the Company (other than Messrs. Thomas J. Hilfiger, the Company's Honorary Chairman of the Board and Principal Designer, and David F. Dyer, the Company's Chief Executive Officer and President, who will not receive any payments under the plan) will be eligible to receive a cash retention bonus on the first business day to occur on or following the 180th day after the effective time of the Merger (the "Effective Time"), subject to the officer's continued employment with the Company. The Retention Bonus Plan also provides other designated key employees with cash retention bonuses of varying amounts payable at the same time. Payment of the retention bonuses is contingent upon the consummation of the Merger.

         If the employment of a participant in the Retention Bonus Plan is terminated by the Company without "Cause", by the participant for a "Good Reason" constructive termination or as a result of the participant's death or "Disability" (each, as defined in the Severance Plan) after the Effective Time, but prior to the scheduled payment date of the retention bonus, the participant will receive the full amount of his or her cash retention bonus on the date of such termination of employment. Participants who voluntarily resign without Good Reason or whose employment is terminated for Cause after the Effective Time, or whose employment terminates or is terminated for any reason prior to the Effective Time, will not receive any cash retention bonus.

         Robert Rosenblatt, the Company's Chief Operating Officer, Theo Killion, the Company's Vice President - Human Resources and Joseph Scirocco, the Company's Chief Financial Officer, will each be entitled to receive retention bonuses in the amount of $300,000. Potential retention bonuses in the aggregate amount of $1,200,000 may become payable to the Company's executive officers as a group, including Messrs. Rosenblatt, Killion and Scirocco, under the Retention Bonus Plan.



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SEVERANCE PLAN

         Under the Severance Plan, executive officers of the Company are entitled to a lump sum payment equal to 18 months of their base salary upon their termination of employment by the Company without "Cause" or by the participant for "Good Reason" (each, as defined in the Severance Plan) during the 12-month period after the Effective Time (collectively, a "Qualifying Termination"). The Severance Plan also provides employees who are not executive officers with lump-sum cash severance payments of varying amounts upon their Qualifying Terminations, based on their respective base salaries and levels of employment. The Severance Plan provides for a cutback of severance payments to an amount such that they will not constitute excess parachute payments under
Section 280G of the Internal Revenue Code of 1986, as amended.

         Participants in the Severance Plan who experience a Qualifying Termination are also entitled to certain health and welfare benefits (over the period of time equal to the number of months of base salary that the participant is entitled to receive under the Severance Plan) and outplacement services. Participants who experience a Qualifying Termination between January 1, 2006 and June 15, 2006 will also be entitled to receive their bonus that would have been payable under such plans.

         Participants whose employment is terminated for any reason other than due to a Qualifying Termination will not be entitled to any benefits under the Severance Plan. In addition, benefits under the Severance Plan are contingent upon a participant's execution and non-revocation of a release of claims against the Company and, for participants at grade levels 13 and higher, entry into a noncompetition agreement with the Company.

         Based on their current base salaries, Messrs. Rosenblatt, Killion and Scirocco, would be entitled to severance payments of $1,200,000, $810,000 and $750,000, respectively, upon a Qualifying Termination. Messrs. Hilfiger and Dyer will not participate in the Severance Plan. Based on their current base salaries, potential severance payments in the aggregate amount of $3,360,000 may become payable to the Company's executive officers as a group, including Messrs. Rosenblatt, Killion and Scirocco, under the Severance Plan. Severance payments to participants in the Severance Plan are in lieu of any other severance benefits that participants may otherwise be entitled to in accordance with their individual employment or similar arrangements, if any. Employees may choose not to participate in the Severance Plan, in which case they may become entitled to severance in accordance with their individual employment or similar agreements, if any.

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ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS


EXHIBIT NO.                      DESCRIPTION
99.1       Tommy Hilfiger Corporation Retention Pool, dated as of
           December 22, 2005.

99.2 Tommy Hilfiger U.S.A., Inc. Severance Pay Plan, dated as of December 22, 2005.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             TOMMY HILFIGER CORPORATION


                             By: /s/ Joseph Scirocco
                                ----------------------------
                                Name:  Joseph Scirocco
                                Title: Chief Financial Officer,
                                       Executive Vice President and Treasurer

Date:  December 29, 2005







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                                  EXHIBIT INDEX

EXHIBIT NUMBER                          DESCRIPTION
99.1          Tommy Hilfiger Corporation Retention Pool, dated as of
              December 22, 2005.

99.2 Tommy Hilfiger U.S.A., Inc. Severance Pay Plan, dated as of December 22, 2005.